Filed Pursuant to Rule 424(b)(3)

Registration No. 333-235443

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

(the “Fund”)

Class A, Class C, Class I, Class L, and Class W Shares

Supplement dated April 8, 2021 to the

Prospectus and Statement of Additional Information (“SAI”),

each dated January 27, 2021, as supplemented to date

Effective immediately, Nora Creedon no longer serves as a portfolio manager for the Fund. In addition, effective immediately, Kristin Kuney serves as a portfolio manager for the Fund. Timothy Ryan, Collin Bell and Sean Brenan will continue to serve as portfolio managers for the Fund.

Accordingly, effective immediately, the Fund’s Prospectus and SAI are revised as follows:

All references to Ms. Creedon in the Prospectus and SAI are deleted in their entirety.

The following row is added to the table in the “Management of the Fund—Investment Team” section of the Prospectus:

Name and Title	Fund Responsibility	Years Primarily Responsible	Five-Year Employment History
Kristin Kuney, CFA Managing Director	Portfolio Manager— Goldman Sachs Real Estate Diversified Income Fund	Since 2021	Ms. Kuney joined the Investment Adviser in 2000.

This Supplement should be retained with your Prospectus and SAI for future reference.

RLDVINCTBDSTK 04-21